                                                                      EXHIBIT 10
                        CAPITAL CONTRIBUTION, ASSIGNMENT
                            AND ASSUMPTION AGREEMENT


         KNOW ALL MEN BY THESE PRESENTS, that Donlar Corporation ("Donlar") for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, hereby sells, bargains, conveys, grants, transfers, assigns, delivers and sets over unto Biomune Systems, Inc. ("Biomune"), its successors and assigns, all of the right, title and interest of Donlar in and to all of the assets, rights, properties and business described in Schedule A attached hereto and made a part hereof. All of the foregoing are hereinafter collectively referred to as the "Acquired Assets."

         TO HAVE AND TO HOLD the same unto Biomune and its successors and assigns forever, and Donlar does hereby covenant and agree that it will, at any time and from time to time if requested by Biomune or its successors or assigns, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, to Biomune or its successors or assigns, as the case may be, such and all further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and do or cause to be done all acts or things as often as may be proper or necessary or advisable for better assuring, conveying, transferring and assigning all of the Acquired Assets hereby conveyed, transferred or assigned, and effectively to carry out the intent hereof, and to vest in Biomune the entire right, title and interest of Donlar in and to all of the Acquired Assets, and Donlar will warrant and defend the same to Biomune and its successors and assigns against all claims and demands whatsoever.

         Biomune hereby assumes, and agrees to pay, perform and discharge, as and when the same shall be due, all of the liabilities and obligations of Donlar described on Schedule B attached hereto and made a part hereof.

         IN WITNESS WHEREOF, Biomune and Donlar have executed this instrument as of the 19th day of January, 2001.

                                               DONLAR CORPORATION


                                               By:
                                                  ------------------------------
                                               Name: Larry P. Koskan
                                               Title: President and CEO

                                               BIOMUNE SYSTEMS, INC.


                                               By:
                                                  ------------------------------
                                               Name: Larry P. Koskan
                                               Title: President and CEO

                                   SCHEDULE A

                                 ACQUIRED ASSETS

All assets, rights, properties and business of Donlar of every nature and description whatsoever, tangible and intangible, real, personal or mixed and wherever located, excluding those related to Donlar's existing patent rights and all intellectual property relating to its genetic (recombinant DNA) research activities, including (subject to the foregoing exclusion) but not limited to:

               (a) All of the real estate, furniture, fixtures, leasehold improvements, machinery, equipment and physical assets;

               (b) All inventories;

               (c) All accounts receivable;

               (d) All supplies and miscellaneous assets;

               (e) All claims and causes of action;

               (f) All of the business of Donlar;

               (g) All cash after the clearance of outstanding checks and drafts;

               (h) All of the books and records of Donlar, including, without limitation by reason of specification, all customer, vendor and employee lists and information, files, books of account and ledgers or other instruments or documents pertaining to the assets and business being acquired by Biomune hereunder;

               (i) All leases, rental agreements, franchise agreements and licenses, all unperformed commitments or obligations owing to Donlar and all other instruments, contracts and agreements of Donlar;

               (j) All of Donlar's intangible property rights, including, without limitation by reason of specification, all copyrights including registrations and applications; all trademark and service mark rights including common law, state and federal rights, together with the goodwill associated with said marks, and including all registrations and all applications, whether state or federal, for said marks; all trade secrets including secret processes, formulae, customer lists, and all other confidential information; all trade names; and all other intangible property rights including, but not limited to product or services designs, computer programs, technical information, and other such tangible property.

               (k) All prepayments by or on behalf of Donlar; and

               (l) All coverage under all policies of insurance maintained by Donlar.

                                   SCHEDULE B

                           LIABILITIES AND OBLIGATIONS

All liabilities and obligations of Donlar of every nature and description whatsoever, tangible and intangible, real, personal or mixed and wherever located (except for all liabilities and obligations of Donlar related to Donlar's existing patent rights and intellectual property relating to its genetic (recombinant DNA) research activities).










                                      B-1